
                                                                                                      EXHIBIT 12


                                   MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                             COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES AND
                              COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                                             (dollars in millions)


                                                      FOR THE THREE MONTHS              FOR THE NINE MONTHS
                                                              ENDED                            ENDED
                                                  -----------------------------    -----------------------------
                                                  SEPTEMBER 24,   SEPTEMBER 25,    SEPTEMBER 24,   SEPTEMBER 25,
                                                      1999            1998             1999            1998
                                                  -------------   -------------    -------------   -------------

Pre-tax earnings (loss)from continuing operations    $   891         $  (205)         $ 2,918         $ 1,577

Add:  Fixed charges (excluding
  capitalized interest and preferred security
  dividend requirements of subsidiaries)               3,197           4,553            9,792          13,411
                                                     -------         -------          -------         -------

Pre-tax earnings before fixed charges                  4,088           4,348           12,710          14,988
                                                     =======         =======          =======         =======

Fixed charges:
  Interest                                             3,138           4,493            9,612          13,247
  Other  (a)                                             110              94              332             249
                                                     -------         -------          -------         -------

  Total fixed charges                                  3,248           4,587            9,944          13,496
                                                     =======         =======          =======         =======

Preferred stock dividend requirements                     14              15               41              46
                                                     -------         -------          -------         -------

Total combined fixed charges
  and preferred stock dividends                      $ 3,262         $ 4,602          $ 9,985         $13,542
                                                     =======         =======          =======         =======

Ratio of earnings to fixed charges (b)                  1.26            0.95             1.28            1.11

Ratio of earnings to combined fixed charges
  and preferred stock dividends (b)                     1.25            0.94             1.27            1.11



(a) Other fixed charges consist of the interest factor in rentals, amortization of debt issuance costs, preferred security dividend requirements of subsidiaries, and capitalized interest.

(b) The ratio calculations indicate a less than one-to-one coverage for the three months ended September 25, 1998. Pre-tax loss from continuing operations for the three months ended September 25, 1998 is inadequate to cover the fixed charges. The deficient amounts for the respective ratios are $239 and $254.

Note: Certain prior period amounts have been restated to conform to the current period presentation.


                                                                                   EXHIBIT 99(i)

                          MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                       PRELIMINARY UNAUDITED CONSOLIDATED BALANCE SHEET


(dollars in millions)

                                                                                   SEPTEMBER 24,
ASSETS                                                                                 1999
-----------------------------------------------------------------------------      -------------

CASH AND CASH EQUIVALENTS....................................................        $  12,014
                                                                                     ---------

CASH AND SECURITIES SEGREGATED FOR REGULATORY PURPOSES
 OR DEPOSITED WITH CLEARING ORGANIZATIONS....................................            5,034
                                                                                     ---------

RECEIVABLES UNDER RESALE AGREEMENTS AND SECURITIES BORROWED TRANSACTIONS.....           95,703
                                                                                     ---------

MARKETABLE INVESTMENT SECURITIES.............................................            6,436
                                                                                     ---------

TRADING ASSETS, AT FAIR VALUE
Equities and convertible debentures..........................................           20,859
Contractual agreements.......................................................           21,260
Corporate debt and preferred stock...........................................           22,429
U.S. Government and agencies.................................................           10,624
Non-U.S. governments and agencies............................................            6,505
Mortgages, mortgage-backed, and asset-backed.................................            6,980
Other........................................................................            3,171
                                                                                     ---------
                                                                                        91,828
Securities received as collateral, net of securities pledged as collateral...            9,581
                                                                                     ---------
Total........................................................................          101,409
                                                                                     ---------

SECURITIES PLEDGED AS COLLATERAL.............................................           13,652
                                                                                     ---------

OTHER RECEIVABLES
Customers (net of allowance for doubtful accounts of $49)....................           34,276
Brokers and dealers..........................................................           10,181
Interest and other...........................................................            8,078
                                                                                     ---------
Total........................................................................           52,535
                                                                                     ---------

INVESTMENTS OF INSURANCE SUBSIDIARIES........................................            4,255

LOANS, NOTES, AND MORTGAGES (net of allowance for loan losses of $144).......            9,018

OTHER INVESTMENTS............................................................            2,966

EQUIPMENT AND FACILITIES (net of accumulated depreciation and
 amortization of $3,909).....................................................            3,007

GOODWILL (net of accumulated amortization of $494)...........................            5,081

OTHER ASSETS.................................................................            1,826
                                                                                     ---------

TOTAL ASSETS.................................................................        $ 312,936
                                                                                     =========



                                       6

                                                                                   EXHIBIT 99(i)

                          MERRILL LYNCH & CO., INC. AND SUBSIDIARIES
                       PRELIMINARY UNAUDITED CONSOLIDATED BALANCE SHEET


(dollars in millions, except per share amount)
                                                                                   SEPTEMBER 24,
LIABILITIES                                                                            1999
-----------------------------------------------------------------------------      -------------

PAYABLES UNDER REPURCHASE AGREEMENTS AND SECURITIES
 LOANED TRANSACTIONS.........................................................        $  69,724
                                                                                     ---------

COMMERCIAL PAPER AND OTHER SHORT-TERM BORROWINGS.............................           13,680
                                                                                     ---------

DEMAND AND TIME DEPOSITS.....................................................           16,852
                                                                                     ---------

TRADING LIABILITIES, AT FAIR VALUE
Contractual agreements.......................................................           26,284
Equities and convertible debentures..........................................           14,585
U.S. Government and agencies.................................................           14,377
Non-U.S. governments and agencies............................................            6,419
Corporate debt and preferred stock...........................................            5,207
Other........................................................................              250
                                                                                     ---------
Total   .....................................................................           67,122
                                                                                     ---------

OBLIGATION TO RETURN SECURITIES RECEIVED AS COLLATERAL.......................           23,233
                                                                                     ---------
OTHER PAYABLES
Customers....................................................................           19,080
Brokers and dealers..........................................................           10,632
Interest and other...........................................................           18,230
                                                                                     ---------
Total......................................................................             47,942
                                                                                     ---------

LIABILITIES OF INSURANCE SUBSIDIARIES........................................            4,160

LONG-TERM BORROWINGS.........................................................           55,400
                                                                                     ---------

TOTAL LIABILITIES............................................................          298,113
                                                                                     ---------

PREFERRED SECURITIES ISSUED BY SUBSIDIARIES..................................            2,723
                                                                                     ---------

STOCKHOLDERS' EQUITY

PREFERRED STOCKHOLDERS' EQUITY...............................................              425
                                                                                     ---------

COMMON STOCKHOLDERS' EQUITY
Shares exchangeable into common stock........................................               59
Common stock, par value $1.33 1/3 per share;
 authorized: 1,000,000,000 shares;
 issued: 472,661,774 shares..................................................              630
Paid-in capital..............................................................            1,763
Accumulated other comprehensive loss (net of tax)............................             (303)
Retained earnings............................................................           12,010
                                                                                     ---------
                                                                                        14,159
Less: Treasury stock, at cost: 106,662,270 shares............................            1,856
      Employee stock transactions............................................              628
                                                                                     ---------

TOTAL COMMON STOCKHOLDERS' EQUITY............................................           11,675
                                                                                     ---------

TOTAL STOCKHOLDERS' EQUITY...................................................           12,100
                                                                                     ---------

TOTAL LIABILITIES, PREFERRED SECURITIES ISSUED BY
 SUBSIDIARIES, AND STOCKHOLDERS' EQUITY......................................        $ 312,936
                                                                                     =========



                                       7